UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

AlloVir, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

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April 12, 2021

Dear Stockholder:

You are cordially invited to attend the 2021 Annual Meeting of Stockholders of AlloVir, Inc. (the “Company” or “AlloVir”). The meeting will be held online on May 25, 2021 at 10:15 a.m., Eastern Time. You may attend the meeting virtually via the Internet at www.virtualshareholdermeeting.com/ALVR2021, where you will be able to vote electronically and submit questions. You will need the 16-digit control number, which is located on the Notice of Internet Availability that you received in the mail, on your proxy card or in the instructions accompanying your proxy materials, to attend the annual meeting.

Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

At this Annual Meeting, the agenda includes the election of three Class I directors for a three-year term and the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

Under Securities and Exchange Commission rules, the Company is providing access to the proxy materials for the Annual Meeting to shareholders via the Internet. Accordingly, you can access the proxy materials and vote at www.proxyvote.com. Instructions for accessing the proxy materials and voting are described below and in the Notice of Annual Meeting that you received in the mail. Your vote is very important. Whether or not you plan to attend the meeting, please carefully review the enclosed proxy statement and then cast your vote, regardless of the number of shares you hold. If you are a stockholder of record, you may vote over the Internet, by telephone, or, if you request to receive a printed set of the proxy materials, by completing, signing, dating and mailing the accompanying proxy card in the return envelope. Submitting your vote via the Internet or by telephone or proxy card will not affect your right to vote online during the virtual meeting if you decide to attend the Annual Meeting. If your shares are held in street name (held for your account by a broker or other nominee), you will receive instructions from your broker or other nominee explaining how to vote your shares, and you will have the option to cast your vote by telephone or over the Internet if your voting instruction form from your broker or nominee includes instructions and a toll-free telephone number or Internet website to do so. In any event, to be sure that your vote will be received in time, please cast your vote by your choice of available means at your earliest convenience.

We hope that you will join us on May 25, 2021. Your investment and continuing interest in the Company are very much appreciated.

Sincerely,

/s/ David Hallal
David Hallal
Chief Executive Officer and Chairman

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

Time	10:15 a.m., Eastern Time

Date	Tuesday, May 25, 2021

Place	Online at www.virtualshareholdermeeting.com/ALVR2021

Purpose

To elect each of Juan Vera, M.D., Ansbert Gadicke, M.D., and Morana Jovan-Embiricos, Ph.D. as a Class I member of the board of directors, to serve until the Company’s 2024 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified;

To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021; and

To transact any other business that may properly come before the meeting or any adjournment thereof.

Record Date	The board of directors has fixed the close of business on March 29, 2021 as the record date for determining stockholders entitled to notice of and to vote at the meeting.

Meeting Admission	All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. In order to be able to attend the meeting, you will need the 16-digit control number, which is located on your Notice, on your proxy card, or in the instructions accompanying your proxy materials. Instructions on how to participate in the Annual Meeting are also posted online at www.proxyvote.com.

Voting by Proxy	If you are a stockholder of record, please vote via the Internet or, for shares held in street name, please vote in accordance with the voting instruction form you receive from your broker or nominee as soon as possible so your shares can be voted at the meeting. You may submit your voting instruction form by mail. If you are a stockholder of record, you may also vote by telephone or by submitting a proxy card by mail. If your shares are held in street name, you will receive instructions from your broker or other nominee explaining how to vote your shares, and you may also have the choice of instructing the record holder as to the voting of your shares over the Internet or by telephone. Follow the instructions on the voting instruction form you received from your broker or nominee.

By order of the Board of Directors,

/s/ Edward Miller
Edward Miller Secretary

Cambridge, Massachusetts

April 12, 2021

Important Notice Regarding the Internet Availability of Proxy Materials for the Company’s 2021 Annual Meeting of Stockholders to Be Held on May 25, 2021: The Notice of 2021 Annual Meeting of Stockholders, proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, are available at www.allovir.com by following the link for “Investors & Press.”

ALLOVIR, INC.

139 MAIN STREET

SUITE 500

CAMBRIDGE, MASSACHUSETTS 02142

PROXY STATEMENT

FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 25, 2021

AT 10:15 AM EDT

GENERAL INFORMATION

When are this proxy statement and the accompanying material scheduled to be sent to stockholders?

We have elected to provide access to our proxy materials to our stockholders via the Internet. Accordingly, on or about April 12, 2021, we will begin mailing to our stockholders a Notice of Internet Availability containing instructions on how to access our proxy materials, including our proxy statement and our 2020 Annual Report. The Notice of Internet Availability also instructs you on how to submit your proxy or voting instructions through the Internet or to request a paper copy of our proxy materials, including a proxy card or voting instruction form that includes instructions on how to submit your proxy or voting instructions by mail or telephone. For shares held in street name (held for your account by a broker or other nominee), you will receive a voting instruction form from your broker or nominee. The Annual Report on Form 10-K for the year ended December 31, 2020 is available on our website at www. allovir.com by following the link for “Investors & Press.”

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission, or the SEC, we are providing access to our proxy materials over the Internet rather than printing and mailing the proxy materials. We believe electronic delivery will expedite the receipt of materials, will help lower our costs and reduce the environmental impact of our annual meeting materials. Therefore, a Notice of Internet Availability will be mailed to holders of record and beneficial owners of our common stock starting on or around April 12, 2021. The Notice of Internet Availability will provide instructions as to how stockholders may access and review the proxy materials, including the Notice of Annual Meeting, proxy statement, proxy card, and Annual Report on Form 10-K, on the website referred to in the Notice of Internet Availability or, alternatively, how to request that a copy of the proxy materials, including a proxy card, be sent to stockholders by mail. The Notice of Internet Availability will also provide voting instructions. In addition, stockholders of record may request to receive the proxy materials in printed form by mail, or electronically by e-mail, on an ongoing basis for future stockholder meetings. Please note that while our proxy materials are available at the website referenced in the Notice of Internet Availability, and our Notice of Annual Meeting, proxy statement and Annual Report on Form 10-K are available on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this document.

Who is soliciting my vote?

The board of directors of AlloVir, Inc. is soliciting your vote for the 2021 Annual Meeting of Stockholders.

When is the record date for the Annual Meeting?

The board of directors has fixed the record date for the Annual Meeting as of the close of business on March 29, 2021.

How many votes can be cast by all stockholders?

A total of 65,106,873 shares of common stock of the Company were outstanding on March 29, 2021 and entitled to be voted at the meeting. Each share of common stock is entitled to one vote on each matter.

How do I vote?

If you are a stockholder of record and your shares are registered directly in your name, you may vote:

•

By Internet. Access the website of the Company’s tabulator, Broadridge, at: www.proxyvote.com, using the voter control number printed on the furnished proxy card. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted or your Internet vote cannot be completed and you will receive an error message. If you vote on the Internet, you may also request electronic delivery of future proxy materials.

•

By Telephone. Call 1-800-690-6903 toll-free from the U.S., U.S. territories and Canada, and follow the instructions on the enclosed proxy card. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted or your telephone vote cannot be completed.

•

By Mail. Complete and mail a proxy card in the enclosed postage prepaid envelope to Broadridge. Your proxy will be voted in accordance with your instructions. If you sign and return the enclosed proxy but do not specify how you want your shares voted, they will be voted FOR the director nominees named herein to the Company’s board of directors and FOR the ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021, and will be voted according to the discretion of the proxy holder upon any other business that may properly be brought before the meeting and at all adjournments and postponements thereof. If you are mailed or otherwise receive or obtain a proxy card or voting instruction form, and you choose to vote by telephone or by Internet, you do not have to return your proxy card or voting instruction form.

•	By Internet at the Annual Meeting. Instructions on how to attend and vote at the Annual Meeting are described at www.virtualshareholdermeeting.com/ALVR2021.

If your shares of common stock are held in street name (held for your account by a broker or other nominee):

•	By Internet or By Telephone. You will receive instructions from your broker or other nominee if you are permitted to vote by Internet or telephone.

•	By Mail. You will receive instructions from your broker or other nominee explaining how to vote your shares by mail.

How do I attend the Annual Meeting online?

We will be hosting our Annual Meeting via live webcast only. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/ALVR2021. The webcast will start at 10:15 a.m. Eastern Time on May 25, 2021. Stockholders may vote and ask questions while attending the Annual Meeting online. In order to be able to attend the Annual Meeting, you will need the 16-digit control number, which is located on your Notice of Internet Availability, on your proxy card or in the instructions accompanying your proxy materials. Instructions on how to participate in the Annual Meeting are also posted online at www.proxyvote.com.

What are the Board of Director’s recommendations on how to vote my shares?

The board of directors recommends a vote:

Proposal 1: FOR election of the three Class I director nominees (page 7)

Proposal 2: FOR ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm (page 35)

Who pays the cost for soliciting proxies?

The Company will pay the cost for the solicitation of proxies by the board of directors. The solicitation of proxies will be made primarily by mail and through internet access to materials. Proxies may also be solicited personally, by telephone, fax or e-mail by employees of the Company without any remuneration to such individuals other than their regular compensation. The Company will also reimburse brokers, banks, custodians, other nominees, and fiduciaries for forwarding these materials to their principals to obtain the authorization for the execution of proxies.

Will my shares be voted if I do not return my proxy?

If your shares are registered directly in your name, you are a “stockholder of record” who may vote at the meeting. As the stockholder of record, you have the right to direct the voting of your shares by voting over the Internet, by telephone, by returning your proxy or by voting online during the Annual Meeting.

If your shares are held in an account at a bank or at a brokerage firm or other nominee holder, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your bank, broker or other nominee who is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct your bank, broker or other nominee on how to vote your shares and to participate in the virtual annual meeting. You will receive instructions from your bank, broker or other nominee explaining how you can vote your shares and whether they permit Internet or telephone voting. Follow the instructions from your bank, broker or other nominee included with these proxy materials, or contact your bank, broker or other nominee to request a proxy form. We encourage you to provide voting instructions to your bank, broker or other nominee by giving your proxy to them. This ensures that your shares will be voted at the annual meeting according to your instructions. You will not be able to vote shares you hold in “street name” at the annual meeting; instead you must instruct your bank, broker or other nominee in advance of the meeting.

Note that under New York Stock Exchange, or NYSE, rules, if you hold shares through a bank, broker or other institution and you do not provide your voting instructions to them at least ten days before the annual meeting, that firm has the discretion to vote your shares on proposals that the NYSE has determined are routine. Such firm will not have the discretion to vote your shares on proposals that the NYSE has determined are non-routine. A “broker non-vote” refers to a share represented at the meeting held by a broker, as to which instructions have not been received from the beneficial owner or person entitled to vote such shares and with respect to which, on one or more but not all matters, the broker does not have discretionary voting power to vote such share.

Can I change my vote?

You may revoke your proxy at any time before it is voted by notifying the Secretary in writing, by returning a signed proxy with a later date, by transmitting a subsequent vote over the Internet or by telephone prior to the close of the Internet voting facility or the telephone voting facility. You may also attend the virtual meeting and vote during the meeting. If your stock is held in street name, you must contact your broker or nominee for instructions as to how to change your vote.

How is a quorum reached?

The presence, by virtual attendance or by proxy, of holders of at least a majority of the total number of outstanding shares entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Shares held of record by stockholders or brokers, bankers or other nominees who do not return a signed and dated proxy or attend the Annual Meeting virtually will not be considered present or represented at the Annual Meeting and will not be counted in determining the presence of a quorum. Abstentions and broker non-votes, if any, will be counted for purposes of determining whether a quorum is present for the transaction of business at the meeting.

What vote is required to approve each item and how are votes counted?

Votes cast by proxy or online at the Annual Meeting will be counted by the persons appointed by the Company to act as tabulators for the meeting. The tabulators will count all votes FOR and AGAINST, abstentions and broker non-votes, as applicable, for each matter to be voted on at the Annual Meeting. Abstentions and broker non-votes are not counted as votes cast and, therefore, do not have the effect of votes in opposition to such proposals. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

•	Proposal 1—Election of three Class I director nominees

The three nominees for director to receive the highest number of votes FOR election will be elected as directors. This is called a plurality. Proposal 1 is a non-routine matter. Therefore, if your shares are held by your brokerage firm in street name and you do not timely provide voting instructions with respect to your shares, your brokerage firm cannot vote your shares on Proposal 1. Shares held in street name by banks, brokerage firms or other nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 1 will not be counted as votes FOR or WITHHELD from any nominee. As a result, such “broker non-votes” will have no effect on the voting on Proposal 1. You may:

•	vote FOR all nominees;

•	vote FOR one or more nominees and WITHHOLD from other nominees; or

•	WITHHOLD your vote from all nominees.

Votes that are withheld will not be included in the vote tally for the election of the director and will not affect the results of the vote.

•	Proposal 2—Ratification of selection of Deloitte & Touche LLP as our independent registered public accounting firm

To approve Proposal 2, holders of a majority of the votes cast on the matter must vote FOR the proposal. For the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for our 2021 fiscal year, the votes cast FOR must exceed the votes cast AGAINST. Only FOR and AGAINST votes will affect the outcome. Abstentions will have no effect on the voting of Proposal 2. Proposal 2 is a routine matter. Therefore, if your shares are held by your bank, broker or other nominee in street name and you do not vote your shares, your bank, broker or other nominee may vote your shares on Proposal 2.

If there are insufficient votes to approve Proposals 1 or 2, your proxy may be voted by the persons named in the proxy to adjourn the Annual Meeting in order to solicit additional proxies in favor of the approval of such proposal. If the Annual Meeting is adjourned or postponed for any purpose, at any subsequent reconvening of the meeting, your proxy will be voted in the same manner as it would have been voted at the original convening of the Annual Meeting unless you withdraw or revoke your proxy. Your proxy may be voted in this manner even though it may have been voted on the same or any other matter at a previous session of the Annual Meeting.

Could other matters be decided at the Annual Meeting?

The Company does not know of any other matters that may be presented for action at the Annual Meeting. Should any other business come before the meeting, the persons named on the enclosed proxy will have discretionary authority to vote the shares represented by such proxies in accordance with their best judgment. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such matter.

What happens if the meeting is postponed or adjourned?

Your proxy may be voted at the postponed or adjourned meeting. You will still be able to change your proxy until it is voted.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K, or Form 8-K, that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

What does it mean if I receive more than one proxy card or voting instruction form?

It means that you have multiple accounts at the transfer agent or with brokers. Please complete and return all proxy cards or voting instruction forms to ensure that all of your shares are voted.

What if I have technical difficulties or trouble accessing the Annual Meeting?

If you encounter any technical difficulties with the virtual meeting platform on the meeting day, please call the technical support number that will be posted on the virtual shareholder meeting log-in page. Technical support will be available starting at 10:00 a.m. Eastern Time on May 25, 2021 and will remain available until the Annual Meeting has ended.

Implications of being an “emerging growth company” and smaller reporting company.

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding nonbinding advisory votes on executive compensation and stockholder approval of any golden parachute payments not previously approved. We will remain an emerging growth company until the earliest of (1) December 31, 2025, (2) the last day of the first fiscal year in which we have annual gross revenues of $1.07 billion or more, (3) the date that we become a “large accelerated filer” under the rules of the SEC or (4) the date on which we have issued more than $1.0 billion in non-convertible debt during the preceding three-year period.

We are also a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates was less than $700 million and our annual revenue was less than $100 million during our most recently completed fiscal year as of the end of our most recently completed second fiscal quarter. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than

$250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. For so long as we remain a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not smaller reporting companies.

Who should I call if I have any additional questions?

If you hold your shares directly, please call Edward Miller, Secretary of the Company, at (617) 433-2605. If your shares are held in street name, please contact the telephone number provided on your voting instruction form or contact your broker or nominee holder directly.

PROPOSAL 1: ELECTION OF DIRECTORS

Our board of directors is divided into three classes, with one class of our directors standing for election each year. The members of each class are elected to serve a three-year term with the term of office of each class ending in successive years. Juan Vera, M.D., Ansbert Gadicke, M.D., and Morana Jovan-Embiricos, Ph.D. are the directors whose term expires at this Annual Meeting and each of them has been nominated for and has agreed to stand for re-election to the board of directors to serve as a Class I director of the Company until the 2024 Annual Meeting and until his or her successor is duly elected and qualified.

It is intended that, unless you give contrary instructions, shares represented by proxies solicited by the board of directors will be voted for the election of the director nominees listed below. We have no reason to believe that the director nominees will be unavailable for election at the Annual Meeting. In the event that a director nominee is unexpectedly not available to serve, proxies may be voted for another person nominated as a substitute by the board of directors, or the board of directors may reduce the number of directors to be elected at the Annual Meeting. Pursuant to the By-laws, the board of directors has fixed the number of directors at nine as of the date of this year’s Annual Meeting of Stockholders. Vacancies on the board of directors are filled exclusively by the affirmative vote of a majority of the remaining directors, even if less than a quorum is present, and not by the stockholders. Your proxy cannot be voted for a greater number of persons than the number of director nominees named in this proxy statement.

Information relating to the director nominee and each continuing director, including his or her period of service as a director of the Company, principal occupation and other biographical material is shown below.

Voting Requirement to Approve Proposal

For Proposal 1, the three nominees receiving the plurality of votes properly cast will be elected as directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE

FOR

EACH DIRECTOR NOMINEE FOR CLASS I DIRECTOR:

JUAN VERA, M.D., ANSBERT GADICKE, M.D., AND MORANA JOVAN-EMBIRICOS, Ph.D. (PROPOSAL 1 ON YOUR PROXY CARD)

DIRECTOR BIOGRAPHIES

The following table sets forth information concerning our directors as of April 1, 2021. The biographical description of each director includes the specific experience, qualifications, attributes and skills that the board of directors would expect to consider if it were making a conclusion currently as to whether such person should serve as a director.

CLASS I DIRECTOR NOMINEES—FOR A THREE-YEAR TERM EXPIRING AT THE 2024 ANNUAL MEETING OF STOCKHOLDERS	AGE	DIRECTOR SINCE
Juan Vera, M.D., is our co-founder and served as Chief Product Development Officer from January 2014 to June 2020. Dr. Vera has served as the Chief Development Officer and a member of the Board of Directors of Marker Therapeutics (Nasdaq: MRKR) since October 2018. Dr. Vera was trained as a medical surgeon, and since 2004 has held different positions at the Center for Cell and Gene Therapy, or CAGT, at Baylor College of Medicine, first as a postdoctoral associate from 2004 to 2008, an instructor from 2009 to 2010, an Assistant Professor from 2011 to 2014 and an Associate Professor from 2015 to the present. Dr. Vera received his M.D. from the University El Bosque in Bogota, Colombia. Our Board of Directors believes Dr. Vera’s experience performing research in the field of adoptive T cell therapy provides him with the qualification and skills to serve on our Board of Directors.	41	January 2014

Ansbert Gadicke, M.D., has served as a member of our Board of Directors since September 2018. Dr. Gadicke co-founded MPM Capital’s venture investing activities in 1997 and has since served as a Managing Director. Prior to that, Dr. Gadicke led MPM Capital’s Advisory and Investment Banking business from 1992 to 1996 and was in Boston Consulting Group’s Health Care Group from 1989 to 1992. Dr. Gadicke is a member of the board of directors of TCR2 Therapeutics Inc. (Nasdaq: TCRR), Cullinan Management, Inc. (Nasdaq: CGEM) and ElevateBio, and formerly served as a member of the board of directors of iTeos Therapeutics, Inc. (Nasdaq: ITOS), Radius Health, Inc. (Nasdaq: RDUS) and Chiasma, Inc. (Nasdaq: CHMA). Dr. Gadicke received his M.D. from J.W. Goethe University and has held research positions at the Whitehead Institute and Harvard University. Our Board of Directors believes Dr. Gadicke is qualified to serve as a member of our Board of Directors because of his extensive experience in the life sciences industry and in investment management.	63	September 2018

Morana Jovan-Embiricos, Ph.D., has served on our Board of Directors since May 2019. In 2003, Dr. Jovan co-founded F2 Ventures, a biotech venture capital platform and has since served as its Managing Partner. Prior to joining F2 Ventures, Dr. Jovan was a partner at MPM Capital. Dr. Jovan currently serves on the boards of directors of Damon Runyon Cancer Center Research Foundation, Orna Therapeutics. and Cullinan Management, Inc. (Nasdaq: CGEM). Dr. Jovan received her Ph.D. in biophysical chemistry from the University of Cambridge and was a post-doctoral fellow at Harvard University. Our Board of Directors believes Dr. Jovan is qualified to serve as a member of our Board of Directors because of her scientific background and experience in the venture capital industry.	54	May 2019

CLASS II DIRECTORS—TERM EXPIRING AT THE 2022 ANNUAL MEETING OF STOCKHOLDERS	AGE	DIRECTOR SINCE
Vikas Sinha has served as our President and Chief Financial Officer since January 2019. Mr. Sinha has over 20 years’ experience working in executive finance roles in the life sciences industry. Mr. Sinha is Co-Founder and Chief Financial Officer of ElevateBio LLC. He also serves as a board member for ElevateBio LLC since February 2018. From 2005 to 2016, Mr. Sinha was the Chief Financial Officer of Alexion Pharmaceuticals, Inc. (Nasdaq: ALXN), a biotechnology company, where he was responsible for finance, business development, strategy, investor relations and IT. Prior to joining Alexion, Mr. Sinha held various positions with Bayer AG in the United States, Japan, Germany and Canada, including Vice President and Chief Financial Officer of Bayer Pharmaceuticals Corporation in the United States and Vice President and Chief Financial Officer of Bayer Yakuhin Ltd. in Japan. Mr. Sinha serves as a Non-Executive Director of the board of directors of Verona Pharma PLC (Nasdaq: VRNA) and is a member of the board of directors of Bain Capital Life Sciences Acquisition Inc. Mr. Sinha holds a master’s degree in business administration from the Asian Institute of Management. He is also a qualified Chartered Accountant from the Institute of Chartered Accountants of India and a Certified Public Accountant in the United States. Our Board of Directors believes Mr. Sinha’s experience as an executive in finance roles in the life sciences industry provides him with the qualifications and skills to serve on our Board of Directors.	57	January 2019

Malcolm Brenner, M.B., B.Chir., M.D., Ph.D., is a co-founder of the Company and has served as a member of our Board of Directors since 2012. Since 1998, Dr. Brenner has worked at Baylor College of Medicine where he is currently the founding director of the Center for Cell and Gene Therapy and the Fayez Sarofim Distinguished Service Professor at Baylor College of Medicine in the Departments of Medicine, Pediatrics, and Human and Molecular Genetics. He is also a member of the Texas Children’s Cancer and Hematology Center, the Stem Cell and Regenerative Medicine Center, and the Dan L. Duncan Comprehensive Cancer Center at Baylor. Dr. Brenner has devoted his career as a physician-scientist to the field of stem cell transplantation through the therapeutic use of T cell immunologic approaches and genetic engineering strategies. He served as Editor-in-Chief of Molecular Therapy and as former President of the American Society for Gene and Cell Therapy (ASGCT) and International Society for Cell and Gene Therapy. He is an elected Member of the National Academy of Medicine. Dr. Brenner obtained his BA and medical degrees as well as his Ph.D. from the University of Cambridge in the UK where he became a fellow of the Royal College of Pathologists and the Royal College of Physicians. Our Board of Directors believes Dr. Brenner’s expertise and experience in the genetic engineering of T cells for T cell therapy provide him with the qualification and skills to serve on our Board of Directors.	69	2012

John Wilson is a co-founder of the Company and has served as a member of our Board of Directors since 2018. From 2013 to 2018 he was the Managing Member of the Company. Mr. Wilson brings extensive experience in commercial scale production of T cells for T cell therapy. Mr. Wilson served as Chief Executive Officer of Marker Therapeutics, Inc., which he co-founded, from 2015 to 2018, and currently serves as a member of the board of directors (Nasdaq: MRKR). Since 1996, he has been CEO of Wilson Wolf Manufacturing Corporation, which designs, develops and manufactures cell culture devices for the field of biotechnology. He has obtained over 50 related patents with numerous patents currently pending. Mr. Wilson is a co-inventor of the G-Rex cell culture platform, which is widely used for large-scale production of T cells, and. is a co-inventor of Marker Therapeutics’ multi-tumor associated antigen	61	2018

technology. Mr. Wilson has a B.A. in Business Administration and a B.A. in Economics from Hamline University in Minnesota, and a B.S. in Mechanical Engineering from the University of Minnesota. Our Board of Directors believes Mr. Wilson’s expertise and experience in the production of T cells for T cell therapy provide him with the qualification and skills to serve on our Board of Directors.

CLASS III DIRECTORS—TERM EXPIRING AT THE 2023 ANNUAL MEETING OF STOCKHOLDERS	AGE	DIRECTOR SINCE
Jeffrey S. Bornstein has served as a member of our Board of Directors since July 2020. Mr. Bornstein serves as a managing partner of Whipstick Ventures and Generation Capital, and was the Chief Financial Officer and Vice Chairman of General Electric until October 2017. Previously, Mr. Bornstein served as a Senior Vice President and Chief Financial Officer of GE Capital. He is a trustee of Northeastern University, and a member of the Board of Directors of buildOn, Inc. Mr. Bornstein obtained his BS degree from Northeastern University. Our Board of Directors believes Mr. Bornstein’s financial and senior management expertise provide him with the qualification and skills to serve on our Board of Directors.	55	July 2020

Diana Brainard, M.D., has served as member of our Board of Directors since July 2020. Dr. Brainard has served as Senior Vice President and Virology Therapeutic Area Head at Gilead Sciences, Inc. since 2018, where she was previously Vice President of Liver Diseases from 2015 to 2018. Dr. Brainard obtained her BA degree from Brown University and her M.D. from Tulane University School of Medicine. Our Board of Directors believes Dr. Brainard’s experience in the biotechnology industry provides her with the qualification and skills to serve on our Board of Directors.	50	July 2020

David Hallal has served as our Chairman and Chief Executive Officer since September 2018. Mr. Hallal has served as Chairman, Chief Executive Officer and Co-Founder of ElevateBio LLC, which he co-founded, since December 2017. Mr. Hallal serves as the Chairman of the board of directors of Scholar Rock Holding Corp. (Nasdaq: SRRK) and iTeos Therapeutics SA (Nasdaq: ITOS), and as a member of the board of directors of Seer Biosciences, Inc.(Nasdaq: SEER). Prior to that, from June 2006 to December 2016, Mr. Hallal served in executive roles of increasing responsibility at Alexion Pharmaceuticals, Inc. (Nasdaq: ALXN), most recently serving as Chief Executive Officer and a board member. Prior to his role as CEO, Mr. Hallal served Alexion as COO and Director as well as Chief Commercial Officer and Head of Commercial Operations. Prior to Alexion, from 2004 to 2006, Mr. Hallal served as Vice President of Sales for OSI Eyetech, Inc. From 2002 to 2004, Mr. Hallal served as Head of Sales at Biogen Inc. (Nasdaq: BIIB). From 1992 to 2002, Mr. Hallal held various leadership roles at Amgen Inc (Nasdaq: AMGN). From 1988 to 1992, Mr. Hallal began his pharmaceutical career at The Upjohn Company as a sales representative. Mr. Hallal holds a B.A. in psychology from the University of New Hampshire. Our Board of Directors believes Mr. Hallal’s experience as an executive at numerous pharmaceutical companies provides him with the qualifications and skills to serve as the Chairman of our Board of Directors.	54	September 2018

EXECUTIVE OFFICERS

In March 2021, we announced that Diana Brainard, M.D., a member of our Board since July 2020, was appointed Chief Executive Officer effective as of May 17, 2021. David Hallal, who has served as our Chairman and Chief Executive Officer since September 2018, will continue in the role of Executive Chairman of the Board following Dr. Brainard’s appointment.

The following table sets forth information regarding our executive officers, as of April 1, 2021:

Name	Age	Position(s)
Executive Officers:
David Hallal (1)	54	Chief Executive Officer and Chairman
Vikas Sinha (2)	57	President and Chief Financial Officer
Ann Leen	44	Chief Scientific Officer
Jeroen van Beek	57	Chief Commercial Officer
Agustin Melian	57	Chief Medical Officer
Brett Hagen	48	Chief Accounting Officer
Ercem Atillasoy	56	Chief Regulatory and Safety Officer
Edward Miller	56	General Counsel

(1)	Mr. Hallal is also a director of the Company and his biographical information appears on page 10.
(2)	Mr. Sinha is also a director of the Company and his biographical information appears on page 9.

Ann Leen, Ph.D., is a co-founder and has served as our consulting Chief Scientific Officer since 2013. Since 2019, she has been a Professor in the Department of Pediatrics at the Center for Cell and Gene Therapy, Baylor College of Medicine. From 2013 to 2019 she was an Associate Professor in the same department. Her work focuses on the development and clinical translation of novel T cell based therapies from the bench to the bedside. Dr. Leen is also a co-founder of Marker Therapeutics where she served as consulting Chief Scientific Officer from 2016 to February 2020. Dr. Leen received her B.S. in Biochemistry at the University of College Cork in Cork, Ireland and her Ph.D. in Immunology at the CRC Institute for Cancer Studies in Birmingham, UK.

Jeroen van Beek, Ph.D., has served as our Chief Commercial Officer since January 2019. Since October 2018, Dr. van Beek has served as a Sr. Commercial Advisor at ElevateBio LLC. Before joining AlloVir, Dr. van Beek was the Chief Commercial Officer and Senior Vice-President at Tricida in charge of commercial strategy, planning and operations from January 2018 to September 2018. From 2007 to 2017, Dr. van Beek worked at Alexion Pharmaceuticals, most recently as the Vice-President of Global Commercial Operations and Development in charge of the global Soliris® franchise. He was also responsible for the life-cycle management of Soliris® and the commercial development and positioning of Alexion’s portfolio of next-generation complement inhibitors. During his tenure at Alexion, Dr. van Beek led the launches for Soliris® in two rare diseases: the blood disorder Paroxysmal Nocturnal Hemoglobinuria and the kidney disease atypical Hemolytic Uremic Syndrome. From 1999 to 2007, Dr. van Beek held positions of increasing commercial responsibility at Pfizer including Marketing Director, Oncology responsible for launching Sutent® for renal cell carcinoma and gastrointestinal stromal tumor. Dr. van Beek received his B.S. in Chemistry from the University of Virginia, his Ph.D. in Chemistry from Cornell University, and his M.B.A. from the Darden Business School at the University of Virginia.

Agustin Melian, M.D., has served as our Chief Medical Officer since April 2019. Before joining AlloVir, Dr. Melian served as VP and SVP in Global Clinical Development and Medical Sciences at Alexion Pharmaceuticals from 2013 to 2019. From 2000 to 2013, Dr. Melian held various different roles in clinical development at Merck. Prior to 2000 practiced Medicine and conducted Basic Immunology Research at The Brigham and Women’s Hospital in Boston, Massachusetts. Dr. Melian also has a background in DNA transcription and repair. He received his B.S. degrees in Molecular Biophysics and Biochemistry and his M.D. in Medicine from Yale University.

Brett Hagen has served as our Chief Accounting Officer since January 2019. Prior to joining AlloVir, from February 2018 to August 2018, he served as Senior Director Finance and Accounting at Eloxx Pharmaceuticals. From May 2016 to December 2017, he served as Vice President, Finance and Controller at Proteostasis Therapeutics. From July 2014 to May 2016, he served as Controller at BIND Therapeutics. Mr. Hagen received his B.A. from the University of Minnesota, and graduate degrees in accounting and finance from Wright State University and Suffolk University, respectively.

Ercem Atillasoy, M.D., has served as our Chief Regulatory and Safety Officer since July 2020. Before joining AlloVir, Dr. Atillasoy served in roles of increasing responsibility at Merck Research Laboratories since 2001, where he most recently served as the Vice President and Therapeutic Area head of Vaccines and Infectious Disease, in Global Regulatory Affairs and Clinical Safety. Dr. Atillasoy also served as Merck’s senior representative to the PhRMA Regulatory Steering Group and the BIO’s Vaccine Regulatory Advisory Committee. In 2019, he was selected as the Industry Representative to the FDA’s Advisory Committee for the Division of Dermatologic and Ophthalmologic Products. Dr. Atillasoy received his B.A. in English from the City University of New York and his M.D. from the Yale University School of Medicine.

Edward Miller has served as our General Counsel since January 2019. Mr. Miller was a Consultant for the Company from October 2018 to December 2018. From May 2017 to September 2018, Mr. Miller was a Principal in Legal/Compliance consulting for Life Sciences Compliance Strategies. From July 2014 to April 2017, Mr. Miller was Senior Vice President and Chief Compliance Officer at Alexion Pharmaceuticals, Inc., as well as serving on Alexion’s global executive management team. Prior to Alexion, Mr. Miller served in global and U.S.-based roles at Boehringer Ingelheim, including Vice President, Chief Compliance Officer and global Head of Litigation and Government Investigations. Mr. Miller received his J.D. from the Rutgers University School of Law and his Bachelor of Arts from Princeton University.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Board Composition

We currently have nine directors and the terms of office of the directors are divided into three classes:

•	Class I, whose term will expire at the Annual Meeting of Stockholders to be held in 2021;

•	Class II, whose term will expire at the Annual Meeting of Stockholders to be held in 2022; and

•	Class III, whose term will expire at the Annual Meeting of Stockholders to be held in 2023.

Class I consists of Juan Vera, M.D., Ansbert Gadicke, M.D. and Morana Jovan-Embiricos, Ph.D., Class II consists of Vikas Sinha, Malcolm Brenner, M.B., B.Chir., M.D., Ph.D., and John Wilson, and Class III consists of Jeffrey Bornstein, Diana Brainard, M.D. and David Hallal. At each Annual Meeting of Stockholders, the successors to directors whose terms will then expire shall serve from the time of election and qualification until the third Annual Meeting following election and until their successors are duly elected and qualified. A resolution of the board of directors may change the authorized number of directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. This classification of the board of directors may have the effect of delaying or preventing changes in control or management of our company.

Board Independence

Our board of directors has determined, upon the recommendation of our Nominating and Corporate Governance Committee, that each of our directors, except for David Hallal (who serves as our Chief Executive Officer and Chairman), Vikas Sinha (who serves as our President and Chief Financial Officer) and Juan Vera (who was employed by the Company within the last three years), has no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is independent within the meaning of the director independence standards of the Nasdaq Stock Market, or Nasdaq, rules and the SEC. In March 2021, we announced that Diana Brainard, M.D., a member of our Board since July 2020, was appointed Chief Executive Officer effective as of May 17, 2021, at which time she will no longer be an independent director. David Hallal, who has served as our Chairman and Chief Executive Officer since September 2018, will continue in the role of Executive Chairman of the Board following Dr. Brainard’s appointment. At least annually, our board of directors will evaluate all relationships between us and each director in light of relevant facts and circumstances for the purposes of determining whether a material relationship exists that might signal a potential conflict of interest or otherwise interfere with such director’s ability to satisfy his or her responsibilities as an independent director. Based on this evaluation, our board of directors will make an annual determination of whether each director is independent within the meaning of Nasdaq and SEC independence standards.

Board Meetings and Attendance

Our board of directors held eight meetings during the fiscal year ended December 31, 2020. Each of the directors attended at least 75% of the meetings of the board of directors and the committees of the board of directors on which he or she served during the fiscal year ended December 31, 2020 (in each case, which were held during the period for which he or she was a director and/or a member of the applicable committee). The Company encourages its directors to attend the Annual Meeting of Stockholders.

Board Committees

Our board of directors has established three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee, each of which is comprised solely of independent directors, and is described more fully below. Each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee operates pursuant to a written charter and each committee reviews and assesses the adequacy of its charter and submits its charter to the board of directors for approval. The charters for the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are all available on our website at www.allovir.com under “Investors & Press” at “Corporate Governance.”

Audit Committee

Our Audit Committee is currently composed of Jeffrey Bornstein, Ansbert Gadicke and Morana Jovan-Embiricos, with Mr. Bornstein serving as chair of the committee. Our board of directors has determined that each member of the Audit Committee meets the independence requirements of Rule 10A-3 under the Exchange Act and the applicable listing standards of Nasdaq. Our board of directors has determined that Mr. Bornstein is an “audit committee financial expert” within the meaning of the SEC regulations and applicable listing standards of Nasdaq. During the fiscal year ended December 31, 2020, the Audit Committee met two times. The report of the Audit Committee is included in this Proxy Statement under “Report of the Audit Committee.” The Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

•	reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;

•

reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

•	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;

•	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

•

recommending based upon the Audit Committee’s review and discussions with management and our independent registered public accounting firm whether our audited financial statements shall be included in our Annual Report on Form 10-K;

•	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

•	preparing the audit committee report required by SEC rules to be included in our annual proxy statement;

•	reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and

•	reviewing quarterly earnings releases.

Compensation Committee

Our Compensation Committee is currently composed of Jeffrey Bornstein and Morana Jovan-Embiricos, with Dr. Jovan-Embiricos serving as chair of the committee. Our board of directors has determined that each member of the Compensation Committee is “independent” as defined under the applicable listing standards of Nasdaq. During the fiscal year ended December 31, 2020, the Compensation Committee met two times. The Compensation Committee’s responsibilities include:

•	annually reviewing and recommending to the board of directors the corporate goals and objectives relevant to the compensation of our Chief Executive Officer;

•

evaluating the performance of our Chief Executive Officer in light of such corporate goals and objectives and based on such evaluation recommending to the board of directors for determination the equity and non-equity compensation of our Chief Executive Officer;

•	determining and approving the equity and non-equity compensation of our other executive officers;

•	reviewing and establishing our overall management compensation, philosophy and policy;

•	overseeing and administering our compensation and similar plans;

•	evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the applicable Nasdaq rules;

•	retaining and approving the compensation of any compensation advisors;

•	reviewing and making recommendations to our board of directors about our policies and procedures for the grant of equity-based awards;

•	reviewing and making recommendations to the board of directors about director compensation;

•	preparing the Compensation Committee report required by SEC rules, if and when required, to be included in this proxy statement; and

•	reviewing and approving the retention, termination or compensation of any consulting firm or outside advisor to assist in the evaluation of compensation matters.

Historically, our Compensation Committee has made most of the significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives. However, our Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, our Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and analyses of executive and director compensation paid at a peer group of other companies approved by our Compensation Committee. In 2020, the Compensation Committee also retained the services of Pay Governance as its external compensation consultant and considered Pay Governance’s input on certain compensation matters as they deemed appropriate. The Compensation Committee may delegate its authority to grant certain equity awards to one or more officers of the Company, including our Chief Executive Officer, and in 2020 it has delegated such authority to David Hallal.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is composed of Malcolm Brenner, Ansbert Gadicke and John Wilson, with Dr. Brenner serving as chair of the committee. Our board of directors has determined that each member of the Nominating and Corporate Governance Committee is “independent” as defined under the applicable listing standards of Nasdaq. During fiscal year ended December 31, 2020, the Nominating and Corporate Governance Committee did not meet. The Nominating and Corporate Governance Committee’s responsibilities include:

•	developing and recommending to the board of directors criteria for board and committee membership;

•	establishing procedures for identifying and evaluating board of director candidates, including nominees recommended by stockholders;

•	identifying individuals qualified to become members of the board of directors;

•	recommending to the board of directors the persons to be nominated for election as directors and to each of the board’s committees;

•	developing and recommending to the board of directors a code of business conduct and ethics and a set of corporate governance guidelines; and

•	overseeing the evaluation of our board of directors and management.

We believe that the composition and functioning of our Nominating and Corporate Governance Committee complies with all applicable requirements of the Sarbanes-Oxley Act, and all applicable SEC and Nasdaq Rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.

Our board of directors may from time to time establish other committees.

Identifying and Evaluating Director Nominees

Our board of directors is responsible for selecting its own members. The board of directors delegates the selection and nomination process to the Nominating and Corporate Governance Committee, with the expectation that other members of the board of directors, and of management, will be requested to take part in the process as appropriate.

Generally, our Nominating and Corporate Governance Committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. Once candidates have been identified, our Nominating and Corporate Governance Committee confirms that the candidates meet any the minimum qualifications for director nominees established by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, detailed questionnaires, background checks or any other means that the Nominating and Corporate Governance Committee deems to be appropriate in the evaluation process. The Nominating and Corporate Governance Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of our board of directors. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates for the board of directors’ approval as director nominees for election to the board of directors. Non-Management Director Meetings

In addition to the meetings of the committees of the board of directors described above, in connection with the board of directors’ meetings, the non-management directors met four times in executive session during the fiscal year ended December 31, 2020.

Communication with the Directors of AlloVir

Any interested party with concerns about our company may report such concerns to the board of directors or the chairman of our board of directors or Nominating and Corporate Governance Committee, by submitting a written communication to the attention of such director at the following address:

c/o AlloVir, Inc.

139 Main Street, Suite 500

Cambridge, Massachusetts 02142

United States

You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, supplier, or other interested party.

A copy of any such written communication may also be forwarded to the Company’s legal counsel and a copy of such communication may be retained for a reasonable period of time. The director may discuss the matter with the Company’s legal counsel, with independent advisors, with non-management directors, or with the Company’s management, or may take other action or no action as the director determines in good faith, using reasonable judgment, and applying his or her own discretion.

Communications may be forwarded to other directors if they relate to important substantive matters and include suggestions or comments that may be important for other directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we receive repetitive or duplicative communications.

The Audit Committee oversees the procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls or auditing matters.

Leadership Structure and Risk Oversight

Our board of directors is currently chaired by our Chief Executive Officer, Mr. Hallal. Our corporate governance guidelines provide that, if the Chairman of the board of directors is a member of management or does not otherwise qualify as independent, the independent directors of the board may or may not elect a lead independent director. Our corporate governance guidelines further provide the flexibility for our board of directors to modify our leadership structure in the future, as it deems appropriate.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to our financial condition, development and commercialization activities, operations, strategic direction and intellectual property as more fully discussed under “Risk Factors” in our Annual Report on Form 10-K. Management is responsible for the day-to-day management of risks we face, while our board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The role of the board of directors in overseeing the management of our risks is conducted primarily through committees of the board of directors, as disclosed in the descriptions of each of the committees above and in the charters of each of the committees. The full board of directors (or the appropriate board committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on us, and the steps we take to manage them. When a board committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chairman of the relevant committee reports on the discussion to the full board of directors during the committee reports portion of the next board meeting. This enables the board of directors and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Executive Compensation

This section describes the material elements of compensation awarded to, earned by or paid to each of our named executive officers for the year ended December 31, 2020. We are an “emerging growth company,” within the meaning of the JOBS Act, and have elected to comply with the reduced compensation disclosure requirements available to emerging growth companies under the JOBS Act. Our named executive officers for 2020 were David Hallal, Vikas Sinha and Ercem Atillasoy. This section also provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our named executive officers and is intended to place in perspective the data presented in the tables and narrative that follow.

Summary Compensation Table

The following table sets forth the total compensation awarded to, earned by and paid during the fiscal year ended December 31, 2020 for each of our named executive officers. The following table also presents information regarding the compensation awarded to, and earned by, and paid to each such individual during the fiscal year ended December 31, 2019, to the extent such individual was a named executive officer for such year.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Compensation ($)(3)	All Other Compensation ($)		Total ($)
David Hallal (4)	2020	566,500	—		—	14,277,568	410,713	3,805	(5)	15,258,586
Chief Executive Officer and Chairman	2019	550,000	5,000	(6)	2,677,235	—	330,000	2,875		3,565,110

Vikas Sinha (4)	2020	412,000	—		—	5,665,640	238,960	3,940	(5)	6,320,540
President and Chief Financial Officer	2019	400,000	5,000	(6)	1,029,746	—	192,000	2,900		1,629,646

Ercem Atillasoy (7)	2020	172,949	—		1,275,000	5,283,089	187,134	—		6,918,172
Chief Regulatory and Safety Officer

(1)

The amount reported represents the aggregate grant date fair value of the shares of restricted stock and restricted stock units (RSUs) awarded to the named executive officers during 2020 and 2019, calculated in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718. Such grant date fair value does not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value of the restricted stock and RSUs reported in this column are set forth in Note 2 to our audited consolidated financial statements in our Annual Report on Form 10-K filed with the SEC on February 12, 2021. The amount reported in this column reflects the accounting cost for these restricted stock and RSU awards and does not correspond to the actual economic value that may be received by the named executive officers upon the vesting of the shares of restricted stock or RSUs or any sale of the shares.

(2)

The amounts reported represent the aggregate grant date fair value of the stock options granted to such named executive officers during 2020 as computed in accordance with FASB ASC Topic 718, not including any estimates of forfeitures related to service-based vesting conditions. The assumptions used in calculating the grant date fair value of the options reported in this column are set forth in Note 2 to our audited consolidated financial statements in our Annual Report on Form 10-K filed with the SEC on February 12, 2021.

(3)	Amounts reported reflect the annual cash incentive bonus paid based upon achievement of certain corporate performance objectives described below under “Annual Cash Incentive Bonuses.”
(4)	Messrs. Hallal and Sinha also serve as members of our Board of Directors but do not receive any additional compensation for their service as directors.
(5)	The amounts reported represent matching contributions made by the Company under its 401(k) plan.

(6)

The amount reported for 2019 represents one-time bonuses paid in connection with entering into updated employment agreements with the Company, providing for, among other things, the executives agreeing to certain restrictive covenants.

(7)	Mr. Atillasoy commenced employment with the Company on July 20, 2020 and, accordingly, his base salary has been prorated to reflect his partial year of service.

Narrative Disclosure to Summary Compensation Table

Elements of Compensation

Base Salary

We use base salaries to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our named executive officers. Base salaries are reviewed annually, typically in connection with our annual performance review process, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience. Our named executive officers’ 2020 and 2019 annual base salaries are described below under “—Employment Arrangements with Our Named Executive Officers”.

Annual Cash Incentive Bonuses

Our annual bonus program is intended to reward our named executive officers for meeting individual and/or corporate performance goals for a fiscal year. In the first quarter of 2020, our board of directors set our corporate performance goals for 2020, which goals related to product development, funding and corporate development, and other general corporate goals. For 2020, each of Messrs. Hallal, Sinha and Atillasoy were entitled to receive a target bonus of up to 50%, 40% and 35% of his base salary, respectively. In January 2021, our compensation committee determined that the Company had achieved its corporate goals for 2020 at 145% and, as a result, our named executive officers earned the amounts set forth above in the “Summary Compensation Table.”

Equity-Based Compensation

Although we do not have a formal policy with respect to the grant of equity incentive awards to our named executive officers, we believe that equity grants provide our named executive officers with a strong link to our long-term performance, create an ownership culture and help to align the interests of our named executive officers and our stockholders. In addition, we believe that equity grants with a time-based vesting feature promote executive retention because this feature incentivizes our named executive officers to remain in our employment during the vesting period. We also believe that equity grants with performance-based vesting incent our executives to achieve specified performance goals. Our board of directors intends to periodically review the equity incentive compensation of our named executive officers and from time to time may grant equity incentive awards to them in the form of stock options and RSUs. Because of this, we granted the equity awards as described below under “Outstanding Equity Awards at 2020 Fiscal Year End.”

401(k) Plan

Our named executive officers are eligible to participate in a tax-qualified retirement plan, or the 401(k) Plan, maintained by our affiliate, ElevateBio Management. Eligible employees are able to defer eligible compensation subject to applicable annual Code limits. Employees’ pre-tax or Roth contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. We may make discretionary matching contributions. Employees are immediately and fully vested in their contributions and the Company’s matching contributions, if any. The 401(k) Plan is intended to be qualified under Section 401(a) of the Code with the 401(k) Plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) Plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) Plan.

Rule 10b5-1 Sales Plans

Our directors and executive officers may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or officer when entering into the plan, without further direction from the director or officer. The director or officer may amend or terminate the plan in some circumstances. Our directors and executive officers may also buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material, nonpublic information.

Health and Welfare Benefits

All of our full-time employees, including our executive officers, are eligible to participate in certain medical, disability and life insurance benefit programs offered by us. We pay the premiums for term life insurance and disability for all of our employees, including our executive officers. We do not sponsor any qualified or non-qualified defined benefit plans for any of our employees or executives.

Employment Arrangements with our Named Executive Officers

We have entered into employment agreements with each of our named executive officers. Except as noted below, these employment agreements provide for “at will” employment.

Employment Agreement with David Hallal

On October 2, 2019, the Company and David Hallal entered into an Amended and Restated Employment Agreement, or the 2019 Hallal Employment Agreement, which provided for an initial annual base salary of $550,000 and an annual target bonus opportunity of 50% of Mr. Hallal’s then current base salary. The 2019 Hallal Employment Agreement additionally provides that, notwithstanding the terms of any equity agreements or plans pursuant to which Mr. Hallal is granted equity in the Company, all of his unvested equity shall vest upon the close of a Sale Event (as defined in our 2020 Stock Option and Grant Plan, or the 2020 Plan). In connection with the 2019 Hallal Employment Agreement, the Company and Mr. Hallal also entered into a Restrictive Covenants Agreement (attached as Exhibit A to the 2019 Hallal Employment Agreement), and in consideration for which Mr. Hallal received a one-time cash payment of $5,000.

Pursuant to the 2019 Hallal Employment Agreement, if Mr. Hallal’s employment (i) is terminated without Cause (as defined in the 2019 Hallal Employment Agreement) or (ii) if he terminates his employment for Good Reason (as defined in the 2019 Hallal Employment Agreement), then Mr. Hallal shall be entitled to (i) a lump sum payment equal to 36 months, or the Hallal Severance Period, of his then current base salary, (ii) a lump sum payment equal to his target annual bonus (together with the lump sum payment described in (i) above, the Hallal Severance Amount), provided that notwithstanding the foregoing, in the event Mr. Hallal is entitled to any payments pursuant to the Restrictive Covenants Agreement, the Hallal Severance Amount shall be reduced by the amount Mr. Hallal is paid pursuant to the Restrictive Covenants Agreement, (iii) provided Mr. Hallal timely elects to continue health coverage under the Consolidated Omnibus Budget Reconciliation Act of 1986, or COBRA, reimbursement for any monthly COBRA premium payments made by Mr. Hallal, until the earlier of (a) the expiration of the Hallal Severance Period, (b) Mr. Hallal’s eligibility for group medical plan benefits under any other employer’s group medical plan, or (c) the cessation of Mr. Hallal’s continuation rights under COBRA, and (iv) the immediate vesting of any non-vested equity-related instruments.

Payment of the foregoing severance amounts is contingent upon Mr. Hallal’s executing a separation and release agreement in a form and manner satisfactory to the Company, which shall include, without limitation, (i) a general release of claims against the Company and all related persons and entities, a reaffirmation of all of Mr. Hallal’s Continuing Obligations (as defined in the 2019 Hallal Employment Agreement), and, in the Company’s sole discretion, a one-year post-employment non-competition restriction in a form substantially similar to the Non-Competition Restriction (as defined in the Restrictive Covenants Agreement) and (ii) such separation and release becoming irrevocable within 60 days following Mr. Hallal’s termination.

Pursuant to the 2019 Hallal Employment Agreement, in the event of Mr. Hallal’s death or Disability (as defined in the 2019 Hallal Employment Agreement), any unvested stock options held by him will be accelerated in an amount equal to 25% plus 5% for each year of service to the Company of the number of shares subject to the option.

Pursuant to the 2019 Hallal Employment Agreement, if any payments or benefits provided to Mr. Hallal constitute “parachute payments” within the meaning of Section 280G of the Code, and any such payments are subject to the excise tax imposed by Section 4999 of the Code, Mr. Hallal’s payments shall be payable either (i) in full or (ii) reduced to such lesser amount that results in no portion of such payments being subject to the excise tax, whichever results in the greater after-tax benefit to Mr. Hallal.

Employment Agreement with Vikas Sinha

On October 2, 2019, the Company and Vikas Sinha entered into an Amended and Restated Employment Agreement, or the 2019 Sinha Employment Agreement, which provided for an initial annual base salary of $400,000 and an annual target bonus opportunity of 40% of Mr. Sinha’s then current base salary. The 2019 Sinha Employment Agreement additionally provides that, notwithstanding the terms of any equity agreements or plans pursuant to which Mr. Sinha is granted equity in the Company, all unvested equity shall vest upon the close of a Sale Event (as defined in the 2020 Plan). In connection with the 2019 Sinha Employment agreement, the Company and Mr. Sinha also entered into a Restrictive Covenants Agreement (attached as Exhibit A to the 2019 Sinha Employment Agreement), and in consideration for which Mr. Sinha received a one-time cash payment of $5,000.

Pursuant to the 2019 Sinha Employment Agreement, if Mr. Sinha’s employment (i) is terminated without Cause (as defined in the 2019 Sinha Employment Agreement) or (ii) if he terminates his employment for Good Reason (as defined in the 2019 Sinha Employment Agreement), then Mr. Sinha shall be entitled to (i) a lump sum payment equal to 24 months, or the Sinha Severance Period, of his then current base salary, (ii) a lump sum payment equal to his target annual bonus (together with the lump sum payment described in (i) above, the Sinha Severance Amount), provided that notwithstanding the foregoing, in the event Mr. Sinha is entitled to any payments pursuant to the Restrictive Covenants Agreement, the Sinha Severance Amount shall be reduced by the amount Mr. Sinha is paid pursuant to the Restrictive Covenants Agreement, (iii) provided Mr. Sinha timely elects to continue health coverage under COBRA, reimbursement for any monthly COBRA premium payments made by Mr. Sinha, until the earlier of (a) the expiration of the Sinha Severance Period, (b) Mr. Sinha’s eligibility for group medical plan benefits under any other employer’s group medical plan, or (c) the cessation of Mr. Sinha’s continuation rights under COBRA, and (iv) the immediate vesting of any non-vested equity-related instruments.

Payment by the Company of the foregoing severance amounts is contingent upon Mr. Sinha’s executing a separation and release agreement in a form and manner satisfactory to the Company, which shall include, without limitation, (i) a general release of claims against the Company and all related persons and entities, a reaffirmation of all of Mr. Sinha’s Continuing Obligations (as defined in the 2019 Sinha Employment Agreement), and, in the Company’s sole discretion, a one-year post-employment non-competition restriction in a form substantially similar to the Non-Competition Restriction (as defined in the Restrictive Covenants Agreement) and (ii) such separation and release becoming irrevocable within 60 days following Mr. Sinha’s termination.

Pursuant to the 2019 Sinha Employment Agreement, in the event of Mr. Sinha’s death or Disability (as defined in the 2019 Sinha Employment Agreement), any unvested stock options held by him will be accelerated in an amount equal to 25% plus 5% for each year of service to the Company of the number of shares subject to the option.

Pursuant to the 2019 Sinha Employment Agreement, if any payments or benefits provided to Mr. Sinha constitute “parachute payments” within the meaning of Section 280G of the Code, and any such payments are subject to the excise tax imposed by Section 4999 of the Code, Mr. Sinha’s payments shall be payable either (i) in full or

(ii) reduced to such lesser amount that results in no portion of such payments being subject to the excise tax, whichever results in the greater after-tax benefit to Mr. Sinha.

Employment Agreement with Ercem Atillasoy

On July 14, 2020, the Company and Ercem Atillasoy entered into an Employment Agreement, or the Atillasoy Employment Agreement, which provided for an initial annual base salary of $380,000 and an annual target bonus opportunity of 35% of Mr. Atillasoy’s then current base salary. Mr. Atillasoy is also party to a consulting agreement with ElevateBio Management, Inc. In addition, Mr. Atillasoy was granted initial awards of 75,000 RSUs and an option to purchase 407,400 shares of common stock under the 2020 Plan, which vest as indicated below in the Outstanding Equity Awards at 2020 Fiscal Year End table. All unvested equity shall immediately vest upon a Sale Event (as described in the 2020 Plan).

Pursuant to the Atillasoy Employment Agreement, if Mr. Atillasoy’s employment (i) is terminated without Cause (as defined in the Atillasoy Employment Agreement) or (ii) if he terminates his employment for Good Reason (as defined in the Atillasoy Employment Agreement), then Mr. Atillasoy shall be entitled to (i) a lump sum payment equal to 12 months, or the Severance Period, of his then current base salary, (ii) a lump sum payment equal to his target annual bonus, (iii) provided Mr. Atillasoy timely elects to continue health coverage under COBRA reimbursement for any monthly COBRA premium payments made by Mr. Atillasoy during the Severance Period and (iv) the immediate vesting of any non-vested equity-related instruments.

Payment by the Company of the foregoing severance amounts is contingent upon (i) Mr. Atillasoy’s executing a general release agreement in favor of the Company, which shall contain reasonable and customary provisions, but shall not contain any post-employment restrictive covenants, and (ii) such release becoming effective within 60 days following Mr. Atillasoy’s termination.

Pursuant to the Atillasoy Employment Agreement, in the event of Mr. Atillasoy’s death or Disability (as defined in the Atillasoy Employment Agreement), any unvested stock options held by him will be accelerated in an amount equal to 25% plus 5% for each year of service to the Company of the number of shares subject to the option.

Pursuant to the Atillasoy Employment Agreement, if any payments or benefits provided to Mr. Atillasoy constitute “parachute payments” within the meaning of Section 280G of the Code, and any such payments are subject to the excise tax imposed by Section 4999 of the Code, Mr. Atillasoy’s payments shall be payable either (i) in full or (ii) reduced to such lesser amount that results in no portion of such payments being subject to the excise tax, whichever results in the greater after-tax benefit to Mr. Atillasoy.

Outstanding Equity Awards at December 31, 2020

The following table sets forth information concerning the outstanding equity awards held by each of the named executive officers as of December 31, 2020.

			Option awards				Stock awards
Name	Grant date		Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(1)
David Hallal	12/3/18	(2)					809,502	31,117,257
	6/10/19	(3)					416,899	16,025,598
	7/29/20	(4)	—	1,101,000	17.00	7/29/30

Vikas Sinha	12/3/18	(2)					311,347	11,968,179
	6/10/19	(3)					160,345	6,163,662
	7/29/20	(4)	—	436,900	17.00	7/29/30

Ercem Atillasoy	7/29/20	(5)	—	407,400	17.00	7/29/30
	7/29/20	(6)					75,000	2,883,000

(1)

The market value of the shares or units that have not vested is calculated based on the number of unvested shares or units at December 31, 2020, and the closing market price of the Company’s stock on December 31, 2020 of $38.44 per share.

(2)

25% of the shares subject to this restricted stock award vested on December 3, 2018, with the remainder vesting in 16 equal quarterly installments thereafter, subject to continued service. Upon a sale event, a termination by the company without “cause” or a resignation for “good reason,” such restricted stock award shall accelerate and vest in full. In addition, in the event of termination due to death or disability, the next tranche of shares scheduled to vest will vest.

(3)

25% of the shares subject to this restricted stock award vested on June 10, 2019, with the remainder vesting in 16 equal quarterly installments thereafter, subject to continued service. Upon a sale event, such restricted stock award shall accelerate and vest in full.

(4)

This option was granted on July 29, 2020 and vests over a four-year period, with 25% vesting on July 29, 2021 and the remainder vesting in quarterly installments thereafter. Upon a Sale Event, a termination by the Company without Cause or a resignation for Good Reason, such option shall accelerate and vest in full.

(5)

This option was granted on July 29, 2020 and vests over a four-year period, with 25% vesting on July 20, 2021 and the remainder vesting in quarterly installments thereafter. Upon a Sale Event, a termination by the Company without Cause or a resignation for Good Reason, such option shall accelerate and vest in full.

(6)

These RSUs vest over a four-year period, with 25% vesting on July 20, 2021 and the remainder vesting in quarterly installments thereafter. Upon a Sale Event, a termination by the Company without Cause or a resignation for Good Reason, such RSUs shall accelerate and vest in full.

Director Compensation

The following table sets forth the compensation we paid to our non-employee directors during the year ended December 31, 2020. David Hallal, our Chief Executive Officer, and Vikas Sinha, our President and Chief Financial Officer, receive no compensation for their service as directors, and, consequently, are not included in this table. The compensation received by Mr. Hallal and Mr. Sinha as employees during the year ended December 31, 2020 is presented in “Summary Compensation Table” above.

Name and Principal Position	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)		All Other Compensation ($)		Total ($)
Jeffrey S. Bornstein	30,000	283,066	(2)			313,066
Diana Brainard	20,000	576,543	(3)			596,543
Malcolm Brenner, M.D.	41,500	283,066	(4)			324,566
Ansbert Gadicke, M. D.	45,750	283,066	(4)			328,816
Morana Jovan-Embiricos, Ph.D.	46,250	283,066	(4)			329,316
Juan Vera	20,000	283,066	(4)	149,250	(5)	452,316
John Wilson	42,000	283,066	(4)			325,066

(1)

The amount reported represents the aggregate grant date fair value of the stock options granted to the directors during 2020, calculated in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718. Such grant date fair value does not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value of the stock options reported in this column are set forth in Note 2 to our audited consolidated financial statements in our Annual Report on Form 10-K filed with the SEC on February 12, 2021.

(2)	As of December 31, 2020, this director held an aggregate of 43,262 shares of unvested restricted stock and outstanding stock options.
(3)	As of December 31, 2020, this director held an aggregate of 45,000 shares of unvested restricted stock and outstanding stock options.
(4)	As of December 31, 2020, this director held an aggregate of 36,655 shares of unvested restricted stock and outstanding stock options.
(5)	Consists of cash compensation pursuant to Mr. Vera’s consulting agreement with the Company, which is described below under “Certain Relationships and Related Party Transactions”.

In connection with our initial public offering in August 2020, our board of directors adopted a non-employee director compensation policy that is designed to provide a total compensation package that enables us to attract and retain, on a long-term basis, high caliber non-employee directors. Under the policy as amended, all non-employee directors are paid cash compensation from and after the completion of our initial public offering, as set forth below:

Annual Retainer ($)
Board of Directors:
All non-employee members	40,000
Chairman	30,000
Audit Committee:
Chairman	15,000
Non-Chairman members	7,500
Compensation Committee:
Chairman	10,000
Non-Chairman members	5,000
Nominating and Corporate Governance Committee:
Chairman	8,000
Non-Chairman members	4,000

Under the policy, upon initial election or appointment to the board of directors, new non-employee directors will receive a one-time stock option grant to purchase 45,000 shares of our common stock, which will vest in equal quarterly installments over three years. In each subsequent year of a non-employee director’s tenure, the director will receive an annual equity grant of options to purchase 22,500 shares of our common stock, which vests in full upon the earlier to occur of the first anniversary of the grant date or the date of the next annual meeting of stockholders. The exercise price of both the initial and annual equity awards will equal the fair market value of our common stock, as measured by reference to market quotations on Nasdaq, as of the grant date. Vesting of any equity award will cease if a director resigns from our board of directors or otherwise ceases to serve as a director, unless the board of directors determines that circumstances warrant continuation of vesting.

In addition, each non-employee director is paid an annual retainer of $40,000 for their services. Non-employee directors serving on committees of our board of directors are entitled to an additional annual payment, as set forth in the table above. Such cash retainers are paid quarterly, and may be pro-rated based on the number of actual days served by the director during such calendar quarter.

Compensation Risk Assessment

We believe that our executive compensation program does not encourage excessive or unnecessary risk taking. This is primarily due to the fact that our compensation programs are designed to encourage our executive officers and other employees to remain focused on both short-term and long-term strategic goals, in particular in connection with our pay-for-performance compensation philosophy. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth the amount of common stock of the Company beneficially owned, directly or indirectly, as of March 5, 2021, by (i) each current director of the Company, (ii) each named executive officer of the Company, (iii) all directors and executive officers of the Company as a group, and (iv) each person who is known to the Company to beneficially own more than five percent (5%) of the outstanding shares of common stock of the Company, as determined through SEC filings, and the percentage of the common stock outstanding represented by each such amount. All shares of common stock shown in the table reflect sole voting and investment power except as otherwise noted.

Beneficial ownership is determined by the rules of the SEC and includes voting or investment power of the securities. As of March 5, 2021, the Company had 65,106,873 shares of common stock outstanding. Shares of common stock subject to options that are currently exercisable or are exercisable within 60 days after March 5, 2021 and RSUs that will be vested within 60 days after March 5, 2021 are considered to be outstanding for purposes of computing the percentage ownership of the persons holding these options and RSUs but are not to be considered outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address for each person listed below is c/o AlloVir, Inc., 139 Main Street, Suite 500, Cambridge, Massachusetts 02142.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders:
ElevateBio LLC (1)	13,420,970	20.61%
FMR LLC (2)	7,177,546	11.02%
Entities affiliated with F2 (3)	4,958,428	7.62%
Named Executive Officers and Directors:
David Hallal (4)	17,363,754	26.67%
Vikas Sinha (5)	14,227,577	21.85%
Jeffrey S. Bornstein	30,197	*
Diana Brainard (6)	17,550	*
Malcolm Brenner (7)	848,860	1.30%
Ansbert Gadicke (8)	13,451,167	20.66%
Morana Jovan-Embiricos (9)	18,409,595	28.28%
Juan Vera	2,339,928	3.59%
John Wilson (10)	5,562,954	8.54%
Ercem Atillasoy	3,500	* %
All Executive Officers and Directors as a group (15 persons) (11)	35,893,971	55.12%

*	Represents holdings of less than 1%.
(1)

The mailing address of ElevateBio LLC is 139 Main Street, Suite 500, Cambridge, MA 02142. David Hallal, Vikas Sinha, Morana Jovan-Embiricos and Ansbert Gadicke are directors of ElevateBio LLC. The mailing address of ElevateBio LLC is 139 Main Street, Suite 500, Cambridge, MA 02142.

(2)

This information is based on the Schedule 13G/A filed with the Securities and Exchange Commission by FMR LLC on February 5, 2021, which reflects beneficial ownership as of December 31, 2020. FMR LLC reported that, in its capacity as a parent holding company, it had sole voting power with respect to 1,997,073 shares of our common stock, sole dispositive power with respect to 7,177,546 shares of our common stock, and shared voting and dispositive power with respect to none of our shares. The Schedule 13G/A includes shares beneficially owned by subsidiaries controlled by or through FMR LLC, Abigail P. Johnson, Director, Chairman and Chief Executive Officer of FMR LLC, and/or members of the family of Abigail P. Johnson. The mailing address for FMR LLC is 245 Summer Street, Boston, MA 02210.

(3)

Consists of (a) 347,011shares of common stock held by F2 TPO Investment, LLC, (b) 1,399,732 shares of common stock held by F2 MG Limited, (c) 411,685 shares of common stock held by F2 MC, LLC and (d) 2,800,000 shares of common stock held by F2 Capital I 2020 LLC. The mailing address for F2 MG Limited is PO Box 3175, Road Town, Tortola, BVA, with correspondence address at c/o LJ Fiduciary, 8 Rue Saint-Leger, CH 1205, Geneva, Switzerland.
(4)

Consists of (a) 1,120,965 shares of common stock held by The Hallal Family Irrevocable Trust 2012, (b) 2,083,666 shares of common stock held by David Hallal, (c) 738,153 shares of common stock held by Terrie A. Hallal Family Irrevocable Trust 2012, and (d) 13,420,970 shares of common stock held by ElevateBio LLC. Mr. Hallal is a trustee of the previously listed trusts and may be deemed to beneficially own these securities. Mr. Hallal is the Chairman and Chief Executive Officer of ElevateBio LLC. Mr. Hallal, Vikas Sinha, Ansbert Gadicke and Morana Jovan-Embiricos, members of the board of directors of ElevateBio LLC, may be deemed to have shared voting and investment power over the shares of common stock held of record by ElevateBio LLC. Such persons disclaim beneficial ownership of all shares of common stock held by ElevateBio LLC except to the extent of any indirect pecuniary interests therein.

(5)

Consists of (a) 806,607 shares of common stock held by Vikas Sinha and (b) 13,420,970 shares of common stock held by ElevateBio LLC. Mr. Sinha is a director and the Chief Financial Officer of ElevateBio LLC. Mr. Sinha, David Hallal, Ansbert Gadicke and Morana Jovan-Embiricos, members of the board of directors of ElevateBio LLC, may be deemed to have shared voting and investment power over the shares of common stock held of record by ElevateBio LLC. Such persons disclaim beneficial ownership of all shares of common stock held by ElevateBio LLC except to the extent of any indirect pecuniary interests therein.

(6)	Consists of (a) 6,300 shares of common stock and (b) 11,250 shares of common stock underlying options that are exercisable within 60 days of March 5, 2021.
(7)

Consists of (a) 818,663 shares of common stock held by Salt Free LP and (b) 30,197 shares of common stock held by Malcolm Brenner. Dr. Brenner has a controlling interest in Salt Free LP and may be deemed to beneficially own these securities.

(8)

Consists of (a) 30,197 shares of common stock held by Ansbert Gadicke and (b) 13,420,970 shares of common stock held by ElevateBio LLC. Dr. Gadicke is a director of ElevateBio LLC. Dr. Gadicke, David Hallal, Vikas Sinha and Morana Jovan-Embiricos, members of the board of directors of ElevateBio LLC, may be deemed to have shared voting and investment power over the shares of common stock held of record by ElevateBio LLC. Such persons disclaim beneficial ownership of all shares of common stock held by ElevateBio LLC except to the extent of any indirect pecuniary interests therein.

(9)

Consists of (a) 347,011 shares of common stock held by F2 TPO Investment, LLC, (b) 1,399,732 shares of common stock held by F2 MG Limited, (c) 411,685 shares of common stock held by F2 MC, LLC, (d) 2,800,000 shares of common stock held by F2 Capital I 2020 LLC, (e) 13,420,970 shares of common stock held by Morana Jovan-Embiricos and (f) 30,197 shares of common stock held by ElevateBio LLC. Dr. Jovan-Embiricos is a director of ElevateBio LLC. Dr. Jovan-Embiricos, David Hallal, Vikas Sinha and Ansbert Gadicke, members of the board of directors of ElevateBio LLC, may be deemed to have shared voting and investment power over the shares of common stock held of record by ElevateBio LLC. Such persons disclaim beneficial ownership of all shares of common stock held by ElevateBio LLC except to the extent of any indirect pecuniary interests therein. The mailing address for F2-TPO Investment, LLC, F2 MC, LLC and F2 Capital I 2020 LLC is c/o Singer McKeon, Inc., 8 West 28th Street, Suite 1001, New York, NY 10018. The mailing address for F2 MG Limited is PO Box 3175, Road Town, Tortola, BVA, with correspondence address at c/o LJ Fiduciary, 8 Rue Saint-Leger, CH 1205, Geneva, Switzerland. Dr. Morana Jovan-Embiricos is a member of our board of directors and is the founding director of Globeways Holdings Limited, which is the appointed manager of each F2 MG Limited, F2-TPO Investments, LLC, F2 MC Limited and F2 Capital I 2020 LLC and makes investment decisions on behalf of such entities with respect to shares of common stock held by such entities. Dr. Morana Jovan-Embiricos expressly disclaims beneficial ownership of the securities held by F2 MG Limited, F2-TPO Investments, LLC, F2 MC Limited and F2 Capital I 2020 LLC.

(10)

Consists of (a) 3,214,955 shares of common stock held by John R. Wilson, as Trustee of the John R. Wilson Revocable Trust Agreement dated August 3, 2017, and (b) 2,347,999 shares of common stock held by Meristem Trust Company, LLC as trustee of the John R. Wilson Irrevocable Trust dated July 9, 2020. Mr. Wilson disclaims beneficial ownership of the securities held by the John R. Wilson Revocable Trust Agreement dated August 3, 2017 and the John R. Wilson Irrevocable Trust dated July 9, 2020 except to the extent of his pecuniary interest therein.

(11)	Consists of (a) 35,882,721 shares of common stock and (b) 11,250 shares of common stock underlying options that are exercisable within 60 days of March 5, 2021.

Equity Compensation Plan Information

The following table presents aggregate summary information as of December 31, 2020, regarding the common stock that may be issued upon the exercise of options and rights under all of our existing equity compensation plans:

	Column (A)	Column (B)	Column (C)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Restricted Stock Units and Other Rights	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity Compensation Plans Approved by Stockholders (1)	4,211,416	$17.84	4,507,315	(2)
Equity Compensation Plans Not Approved by Stockholders	—	$—	—

Total	4,211,416	$17.84	4,507,315	(3)

(1)	These plans consist of our 2018 Stock Incentive Plan, or 2018 Plan, 2020 Stock Option and Incentive Plan, or 2020 Plan, and 2020 Employee Stock Purchase Plan, or ESPP.
(2)

As of December 31, 2020, (i) 3,895,961 shares remained available for future issuance under our 2020 Plan and (ii) 611,354 shares remained available for future issuance under our ESPP. No shares remained available for future issuance under the 2018 Plan as of December 31, 2020. Our 2020 Plan has an evergreen provision that allows for an annual increase in the number of shares available for issuance under the 2020 Plan to be added on the first day of each fiscal year, starting with fiscal year 2021, in an amount equal to 5% of the number of shares of our common stock outstanding on the immediately preceding December 31 or such lesser amount determined by our board of directors or the compensation committee of our board of directors. Our ESPP has an evergreen provision that allows for an annual increase in the number of shares available for issuance under the ESPP to be added on the first day of each fiscal year, starting in fiscal year 2021, in an amount equal to the least of 1% of the total number of shares of our common stock outstanding on the immediately preceding December 31, 1,222,707 shares of our common stock, or such lesser amount determined by our board of directors or the compensation committee of our board of directors.

(3)	This amount excludes 3,255,343 shares of common stock that became issuable under the 2020 Plan on January 1, 2021, pursuant to the evergreen provisions of the 2020 Plan.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on our review of Forms 3, 4 and 5, and any amendments thereto, furnished to us or written representations that no Form 5 was required, we believe that during the fiscal year ended December 31, 2020, all filing requirements applicable to our executive officers and directors under the Exchange Act were met in a timely manner except for one Form 4 for each of Morana Jovan-Embiricos, Ann Leen, Edward Miller, Jeffrey Bornstein, John Wilson and Juan Vera, each of which was filed one day late due to technical issues experienced by a third-party vendor.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Related Person Transactions

Other than the compensation agreements and other arrangements described in “Executive Compensation” and elsewhere in this Proxy Statement and the relationships and transactions described below, since January 1, 2019, there was no transaction or series of transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any director, executive officer, holder of more than five percent of our capital stock or any member of their immediate families had or will have a direct or indirect material interest.

Sales of Securities

Series A1 to Series A3 Conversion

In May 2019, upon the closing of our Series B Preferred Stock offering and pursuant to our then effective Amended and Restated Certificate of Incorporation, 20,000,000 shares of our Series A1 preferred stock were converted to 22,453,987 shares of Series A3 preferred stock. There was no cash consideration for this exchange.

Series B Convertible Preferred Stock Financing

In May 2019, we sold an aggregate of 14,877,697 shares of our Series B convertible preferred stock, or Series B Preferred, at a purchase price of $8.15 per share pursuant to agreements entered into with investors. Each share of our Series B Preferred automatically converted into one share of our common stock immediately prior to the completion of our initial public offering. The following table summarizes purchases of our Series B Preferred by related persons:

Participant	Shares of Series B Preferred Stock	Total Purchase Price
Entities affiliated with F2 Ventures (1)	3,067,483	$24,999,986
Brett Hagen (2)	6,500	$52,975
Jeroen van Beek (3)	10,000	$81,500
Edward Miller (4)	73,619	$599,995

(1)

F2 Ventures consists of F2 TPO Investment, LLC, F2 MG Limited and F2 MC, LLC and is a holder of four percent or more of our capital stock. Morana Jovan-Embiricos is a Director at F2 Ventures and a member of our board of directors.

(2)	Brett Hagen is our Chief Accounting Officer.
(3)	Jeroen van Beek is our Chief Commercial Officer.
(4)	Edward Miller is our General Counsel.

Redeemable Preferred Stock Redemption Agreement

In September 2018, we entered into a redeemable preferred stock redemption agreement, or Redemption Agreement, to redeem shares of our Series A1 convertible preferred stock held by certain investors, including our executive officer Ann Leen, our director and former executive officer Juan Vera and entities affiliated with our directors John Wilson and Malcolm Brenner (or their affiliates). Pursuant to the Redemption Agreement, for a period of 20 years from the date of the first commercial sale of Viralym-M by us, we are obligated to make earnout payments to such investors on at least an annual basis. The earnout payments will be 10% of our net sales of Viralym-M, which number will be reduced to a high single-digit percentage if certain events occur. Specifically, royalties due to third parties for the sale of Viralym-M are subtracted from the earnout payments due to the investors. Further, if the investors receive at least $50,000,000 in earnout payments from us during the three-year period after the first commercial sale of Viralym-M, the earnout payment percentage will be reduced.

Amended and Restated Investors’ Rights Agreement

In May 2019, we entered into an amended and restated investors’ rights agreement with holders of our preferred stock, including some of our 5% stockholders and entities affiliated with our directors. The investor rights agreement provides these holders the right to demand that we file a registration statement or request that their shares be covered by a registration statement that we are otherwise filing. The investor rights agreement also provides a right of first refusal to purchase future securities sold by us, which such right shall terminate immediately prior to the consummation of this offering. See “Description of Capital Stock—Registration Rights” for additional information regarding these registration rights.

Amended and Restated Voting Agreement

In May 2019, we entered into an amended and restated voting agreement, effective as of May 8, 2019, with certain of our stockholders. Each of ElevateBio and F2 Ventures have appointed representatives to our board of directors. The voting agreement terminated upon the closing of our initial public offering, and members previously elected to our board of directors pursuant to this agreement will continue to serve as directors until they resign, are removed or their successors are duly elected by the holders of our common stock.

Amended and Restated Right of First Refusal and Co-Sale Agreement

In May 2019, we entered into an amended and restated right of first refusal and co-sale agreement, effective as of May 9, 2019, with holders of our convertible preferred stock, including some of our 5% stockholders and entities affiliated with our directors. The right of first refusal and co-sale agreement provided the key holders the right to purchase all or any portion of transfer stock, as well as the right of co-sale and participation in any proposed transfers. The agreement terminated upon completion of our initial public offering.

Agreements and Transactions with 5% Stockholders and Their Affiliates

Shared Services Agreements with ElevateBio

We have entered into a shared services agreement, dated as of March 20, 2020, or the Shared Services Agreement, with ElevateBio that provides for ongoing services to us in areas such as accounting operations, public relations, information technology, human resources and administration management, finance and risk management, marketing services, facilities, procurement and travel, and corporate development and strategy. We also have a statement of work to receive manufacturing and project management consulting services from ElevateBio. During the years ended December 31, 2020 and 2019, we incurred an aggregate of $7.3 million and $3.2 million, respectively, of expenses related to services provided to us by ElevateBio and its affiliates.

Sublease Agreement with ElevateBio

We have entered into a sublease agreement and related asset rental agreement, each dated as of May 1, 2019, with ElevateBio to sublease certain office space and use certain office equipment in Cambridge, Massachusetts. During the years ended December 31, 2020 and 2019, we paid ElevateBio an aggregate of $0.4 million and $0.2 million, respectively, under the sublease agreement, which is included in the $7.3 million and $3.2 million, respectively, of expenses incurred related to the Shared Services Agreements with ElevateBio discussed above.

Development and Manufacturing Services Agreement with ElevateBio BaseCamp

We are party to a development and manufacturing services agreement, or the BaseCamp Agreement, with BaseCamp, pursuant to which BaseCamp provides us products and services that we use in our laboratory operations, including consulting services, project management services, quality control services and cGMP drug product manufacturing.

During the term of the BaseCamp Agreement, we and BaseCamp may prepare work orders setting forth any products or services to be provided by BaseCamp. Such work orders include applicable specifications, deliverables, timelines, fees and payment schedule. Each work order must be agreed to and signed by both us and BaseCamp, and neither party is obligated to enter into any work order during the term of the agreement. A work order may only be modified by the mutual agreement of both parties.

We and BaseCamp will each retain sole rights to our respective existing intellectual property used in the provision of goods and services under the BaseCamp Agreement. To the extent that new technologies or discoveries are conceived during the course of the BaseCamp Agreement, such technologies or discoveries will be assigned to the party from whose intellectual property such technologies or discoveries were derived. Jointly-derived technologies or discoveries will be jointly owned by BaseCamp and us.

The initial term of the BaseCamp Agreement continues until the later of January 2024 and the date when all services under all work orders have been completed. We may terminate the BaseCamp Agreement in our discretion at any time by giving 90 days’ prior written notice to BaseCamp.

Employment Agreements

We have entered into employment agreements with our executive officers. For more information regarding the agreements with our named executive officers, see “Executive Compensation—Employment Agreements.”

Consulting Agreement with Juan Vera

On October 1, 2018, we entered into a consulting agreement with Juan Vera, a member of our board of directors. Pursuant to the consulting agreement, Dr. Vera provides leadership and advice regarding our scientific, clinical, product development and related activities and operations. The consulting agreement was terminated as of July 2, 2020. Pursuant to the consulting agreement, we paid Dr. Vera a consulting fee at a monthly rate of $12,875, and Dr. Vera was eligible to receive a 35% annual performance bonus subject to approval of our board of directors. Dr. Vera was also entitled to reimbursement for expenses incurred in the course of rendering services under the consulting agreement.

Consulting Agreement with Ann Leen

On October 1, 2018, we entered into a consulting agreement with Ann Leen, a founder and our Chief Scientific Officer. Pursuant to the consulting agreement, Dr. Leen provides services to the Company in her role as Chief Scientific Officer. The consulting agreement, as amended on February 2, 2021, has a term that expires on December 31, 2021, following which the parties may renew the agreement in one-year increments. Pursuant to the consulting agreement, we have agreed to pay Dr. Leen a consulting fee at a monthly rate of $23,500, and Dr. Leen is eligible to receive a 40% annual performance bonus subject to approval of our board of directors. Dr. Leen is also entitled to reimbursement for expenses incurred in the course of rendering services under the consulting agreement.

Director Compensation

See the section titled “Director Compensation” for information regarding compensation of our directors.

Indemnification Agreements

We have entered into agreements to indemnify our directors and executive officers. These agreements, among other things, require us to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of our company or that person’s status as a member of our board of directors to the maximum extent allowed under Delaware law.

Initial Public Offering

On August 3, 2020, we closed our initial public offering, pursuant to which we issued and sold 18,687,500 shares of our common stock, including full exercise of the underwriters’ over-allotment option to purchase an additional 2,437,500 shares, at a public offering price of $17.00 per share. The following table sets forth the aggregate cash purchase price of the common stock purchased by our directors, executive officers and 5% stockholders and their affiliates and the number of shares of our common stock issued in consideration of such amounts. Such purchases were made through the underwriters at the initial public offering price of $17.00 per share.

Name	Cash Purchase Price	Number of Shares of Common Stock
Entities affiliated with F2	$49,300,000	2,900,000
Entities affiliated with Fidelity	$38,250,000	2,250,000
Ercem Atillasoy	$59,500	3,500
Diana Brainard	$107,100	6,300
Jeroen Van Beek	$51,000	3,000

Total	$87,767,600	5,162,800

Policies for Approval of Related Party Transactions

Our board of directors reviews and approves transactions with directors, officers and holders of 5% or more of our voting securities and their affiliates, each a related party. Prior to our initial public offering, the material facts as to the related party’s relationship or interest in the transaction were disclosed to our board of directors prior to their consideration of such transaction, and the transaction was not considered approved by our board of directors unless a majority of the directors who were not interested in the transaction approved the transaction. Further, when stockholders were entitled to vote on a transaction with a related party, the material facts of the related party’s relationship or interest in the transaction were disclosed to the stockholders, who were asked to approve the transaction in good faith.

In connection with our initial public offering we adopted a written related party transactions policy that such transactions must be approved by our audit committee. Pursuant to this policy, the audit committee has the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. In reviewing any related person transaction, the audit committee will take into account, among other factors that it deems appropriate, whether the related person transaction is on terms no less favorable to us than terms generally available in a transaction with an unaffiliated third-party under the same or similar circumstances, and the extent of the related person’s interest in the related person transaction. For purposes of this policy, a related person is defined as a director, executive officer, nominee for director, or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed year, and their immediate family members.

AUDIT COMMITTEE REPORT

Report of the Audit Committee of the Board of Directors

This report is submitted by the Audit Committee of the board of directors (the “Board”) of AlloVir, Inc. (the “Company”). The Audit Committee currently consists of the three directors whose names appear below. None of the members of the Audit Committee is an officer or employee of the Company, and the Board has determined that each member of the Audit Committee is “independent” for audit committee purposes as that term is defined under Rule 10A-3 of the Exchange Act, and the applicable rules of the Nasdaq Stock Market LLC (“Nasdaq”). Each member of the Audit Committee meets the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. The Board has designated Dr. Healy as an “audit committee financial expert,” as defined under the applicable rules of the SEC. The Audit Committee operates under a written charter adopted by the Board.

The Audit Committee’s general role is to assist the Board in monitoring our financial reporting process and related matters. Its specific responsibilities are set forth in its charter.

The Audit Committee has reviewed the Company’s financial statements for the fiscal year ended December 31, 2020 and met with management, as well as with representatives of Deloitte & Touche LLP, the Company’s independent registered public accounting firm, to discuss the consolidated financial statements. The Audit Committee also discussed with members of Deloitte & Touche LLP the matters required to be discussed by the Auditing Standard No. 1301, “Communication with Audit Committees,” as adopted by the Public Company Accounting Oversight Board.

In addition, the Audit Committee received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and discussed with members of Deloitte & Touche LLP its independence.

Based on these discussions, the financial statement review and other matters it deemed relevant, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2020 be included in its Annual Report on Form 10-K for the year ended 2020.

The information contained in this Audit Committee report shall not be deemed to be “soliciting material,” “filed” or incorporated by reference into any past or future filing under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that the Company specifically incorporates it by reference.

Respectfully submitted by the
Audit Committee,

Jeffrey Bornstein
Ansbert Gadicke Morana Jovan-Embiricos

PROPOSAL 2: RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of Deloitte & Touche LLP, independent registered public accounting firm, has been selected by the Audit Committee as auditors for the Company for the fiscal year ending December 31, 2021. Deloitte & Touche LLP has served as the independent registered public accounting firm for the Company since 2016. A representative of Deloitte & Touche LLP is expected to virtually attend the Annual Meeting with the opportunity to make a statement if he or she desires and to respond to appropriate questions.

The Company’s organizational documents do not require that the stockholders ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm. The Company requests such ratification as a matter of good corporate practice. The selection of Deloitte & Touche LLP as our independent registered public accounting firm will be ratified if the votes cast FOR exceed the votes cast AGAINST the proposal. Brokers, bankers and other nominees have discretionary voting power on this routine matter. Abstentions and broker non-votes will have no effect on the ratification. If the stockholders do not ratify the selection, the Audit Committee will reconsider whether to retain Deloitte & Touche LLP, but still may retain this firm. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Independent Registered Public Accounting Firm Fees

The following is a summary and description of fees incurred by Deloitte & Touche LLP for the fiscal years ended December 31, 2020 and 2019.

Fee Category	Year ended December 31, 2020	Year ended December 31, 2019
Audit Fees (1)	$1,396,000	$366,748
Audit-Related Fees	—	—
Tax Fees (2)	223,235	46,001
All Other Fees (3)	870,000	—
Total	$2,489,235	$412,749

(1)

“Audit Fees” consist of fees for the audit of our annual consolidated financial statements, the review of the interim consolidated financial statements, our initial public offering which closed in August 2020 and other professional services provided in connection with regulatory filings.

(2)	“Tax Fees” consist of tax compliance and advisory services.
(3)	“All Other Fees” consist of advisory services for supply chain consulting.

Pre-Approval Policies and Procedures

The Company’s Audit Committee has adopted procedures requiring the pre-approval of all non-audit services performed by the Company’s independent registered public accounting firm in order to assure that these services do not impair the auditor’s independence. As a result of this approval process, the Audit Committee has pre-approved specific categories of services. All services outside of the specified categories can be approved by the Chair of the Audit Committee, who has been delegated the authority to review and approve audit and non-audit related services during the year in between meetings. A listing of the audit and non-audit services and associated fees approved by the Chair outside the scope of the services and fees initially approved by the full Audit Committee is reported to the full Audit Committee no later than its next meeting. The Audit Committee also regularly receives updates from management about the services actually performed and the associated fees and expenses actually incurred. Management must obtain the specific prior approval of the Audit Committee or Chair of the Audit Committee for each engagement of the independent registered public accounting firm to perform other audit-related or other non-audit services. The Audit Committee does not delegate its responsibility to approve services performed by the independent registered public accounting firm to any member of management.

The standard applied by the Audit Committee in determining whether to grant approval of any type of non-audit service, or of any specific engagement to perform a non-audit service, is whether the services to be performed, the compensation to be paid for such services and other related factors are consistent with the independent registered public accounting firm’s independence under guidelines of the SEC and applicable professional standards. Relevant considerations include whether the work product is likely to be subject to, or implicated in, audit procedures during the audit of our financial statements, whether the independent registered public accounting firm would be functioning in the role of management or in an advocacy role, whether the independent registered public accounting firm’s performance of the service would enhance our ability to manage or control risk or improve audit quality, whether such performance would increase efficiency because of the independent registered public accounting firm’s familiarity with our business, personnel, culture, systems, risk profile and other factors, and whether the amount of fees involved, or the non-audit services portion of the total fees payable to the independent registered public accounting firm in the period would tend to reduce the independent registered public accounting firm’s ability to exercise independent judgment in performing the audit.

Voting Requirement to Approve Proposal

For Proposal 2, a majority of the votes properly cast is required to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE

FOR

THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(PROPOSAL 2 ON YOUR PROXY CARD)

CORPORATE GOVERNANCE

Code of Business Conduct and Ethics

We are committed to the highest standards of integrity and ethics in the way we conduct our business. In 2020, our board of directors adopted a Code of Business Conduct and Ethics, which applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our Code of Business Conduct and Ethics establishes our policies and expectations with respect to a wide range of business conduct, including the preparation and maintenance of our financial and accounting information, our compliance with laws, and possible conflicts of interest.

Under our Code of Business Conduct and Ethics, each of our directors and employees is required to report suspected or actual violations to the extent permitted by law. In addition, we have adopted separate procedures concerning the receipt and investigations of complaints relating to accounting or audit matters. These procedures have been adopted by the board of directors and are administered by our Audit Committee.

A current copy of our Code of Business Conduct and Ethics is posted on our website at www.allovir.com. If we make any substantive amendments to, or grant any waivers from, the Code of Business Conduct and Ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.

STOCKHOLDER PROPOSALS

Stockholder Recommendations for Director Nominations

Our amended and restated bylaws provide that, for nominations of persons for election to our board of directors or other proposals to be considered at an annual meeting of our stockholders, a stockholder must give written notice to our corporate secretary at AlloVir, Inc., 139 Main Street, Suite 500, Cambridge, Massachusetts 02142, not later than the close of business 90 days, nor earlier than the close of business 120 days, prior to the first anniversary of the date of the preceding year’s annual meeting. However, our amended and restated bylaws also provide that in the event the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice must be delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Any nomination must include all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors in election contests or is otherwise required under Regulation 14A of the Exchange Act, the person’s written consent to be named in the Proxy Statement and to serve as a director if elected and such information as we might reasonably require to determine the eligibility of the person to serve as a director. As to other business, the notice must include a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest of such stockholder (and the beneficial owner) in the proposal. The proposal must be a proper subject for stockholder action. In addition, to make a nomination or proposal, the stockholder must be of record at the time the notice is made and must provide certain information regarding itself (and the beneficial owner), including the name and address, as they appear on our books, of the stockholder proposing such business, the number of shares of our capital stock which are, directly or indirectly, owned beneficially or of record by the stockholder proposing such business or its affiliates or associates (as defined in Rule 12b-2 promulgated under the Exchange Act) and certain additional information.

The advance notice requirements for the Annual Meeting are as follows: a stockholder’s notice shall be timely if delivered to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the date of the annual meeting for the preceding year. Our bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting.

Requirements for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials

In addition to the requirements stated above, any stockholder who wishes to submit a proposal for inclusion in our proxy materials must comply with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in our proxy materials relating to our 2022 annual meeting of stockholders, all applicable requirements of Rule 14a-8 must be satisfied and we must receive such proposals no later than December 13, 2021. Such proposals must be delivered to our corporate secretary at AlloVir, Inc., 139 Main Street, Suite 500, Cambridge, Massachusetts 02142.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements, or other information that the Company files at the SEC’s public reference room at the following location: 100 F Street, N.E., Washington, D.C. 20549.

Please call the SEC at 1-800-732-0330 for further information on the public reference room. The Company’s SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov. You may also read and copy any document the Company files with the SEC on our website at www.allovir.com under the “Investors & Media” menu.

You should rely on the information contained in this document to vote your shares at the Annual Meeting. The Company has not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated April 12, 2021. You should not assume that the information contained in this document is accurate as of any date other than that date, and the mailing of this document to stockholders at any time after that date does not create an implication to the contrary. This Proxy Statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such proxy solicitations in such jurisdiction.

FORM 10-K

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, file reports, proxy statements and other information with the SEC. Reports, proxy statements and other information filed by us may be inspected without charge and copies obtained upon payment of prescribed fees from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549, or by way of the SEC’s website, http://www.sec.gov.

We will provide without charge to each person to whom a copy of the proxy statement is delivered, upon the written or oral request of any such persons, additional copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 as filed with the SEC. Requests for such copies should be addressed to:

AlloVir, Inc. 139 Main Street, Suite 500
Cambridge, Massachusetts 02142
(617) 433-2605
Attention: Edward Miller, Secretary

IMPORTANT NOTICE REGARDING DELIVERY OF STOCKHOLDER DOCUMENTS

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice of Internet Availability and, if applicable, our proxy materials to multiple stockholders who share the same address, unless we have received contrary instructions from one or more of such stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice of Internet Availability and, if applicable, our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. This request may be submitted by contacting AlloVir, Inc., 139 Main Street, Suite 500, Cambridge, Massachusetts 02142, (617) 433-2605, Attention: Edward Miller, Secretary. The Company will deliver those documents to such stockholder promptly upon receiving the request. Any such stockholder may also contact our Secretary using the above contact information if he or she would like to receive separate proxy statements, notice of internet availability and annual reports in the future. If you are receiving multiple copies of our annual reports, notice of internet availability and proxy statements, you may request householding in the future by contacting our Secretary.

OTHER BUSINESS

The board of directors knows of no business to be brought before the 2021 Annual Meeting which is not referred to in the accompanying Notice of Annual Meeting. Should any such matters be presented, the persons named in the proxy shall have the authority to take such action in regard to such matters as in their judgment seems advisable. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the 2021 Annual Meeting unless they receive instructions from you with respect to such matter.

ALLOVIR, INC. C/O PROXY SERVICES P.O. BOX 9142 FARMINGDALE, NY 11735
VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
During The Meeting - Go to www.virtualshareholdermeeting.com/ALVR2021
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge,
51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D41256-P50157 KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY
ALLOVIR, INC.
The Board of Directors recommends you vote FOR the
following:
Vote on Directors
1. Election of Directors
Nominees: For Withhold
1a. Juan Vera, M.D.
1b. Ansbert Gadicke, M.D.
1c. Morana Jovan-Embiricos, Ph.D.
Vote on Proposal For Against Abstain
The Board of Directors recommends you vote FOR the following proposal:
2. Proposal to ratify the selection of Deloitte &Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending
December 31, 2021.
The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR items 1 and 2. If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
Signature [PLEASE SIGN WITHIN BOX] Date
Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.
D41257-P50157
ALLOVIR, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS VIRTUAL ANNUAL MEETING OF STOCKHOLDERS
May 25, 2021 10:15 am
The stockholder(s) hereby appoint(s) David Hallal, Vikas Sinha and Edward Miller, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of AlloVir, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held online at 10:15 am Eastern Time on May 25, 2021, and any adjournment or postponement thereof.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSAL 2.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE
CONTINUED AND TO BE SIGNED ON REVERSE SIDE